Exhibit 99.1

Iteris Reports First Quarter Revenue of $26.6 Million

SANTA ANA, Calif. — August 6, 2019 — Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today reported financial results for its first fiscal quarter 2020 ended June 30, 2019.

Fiscal First Quarter 2020 Financial Highlights

•                  Total revenue of $26.6 million, up 4% year over year

•                  Total net bookings of $31.0 million, up 11% year over year

•                  Total ending backlog of $59.8 million, up 20% year over year

•                  Closed underwritten public offering of $26.8 million of shares of common stock, net of transaction costs

•                  Entered definitive agreement to acquire Albeck Gerken, Incorporated for $10.7 million (acquisition closed on July 2, 2019)

Management commentary:

“We are pleased to report total revenue, net bookings, and ending backlog growth in the first quarter of fiscal 2020,” said Joe Bergera, president and CEO. “Over the last several quarters, Iteris has introduced several innovative solutions that have positioned the company to capitalize on favorable long-term, secular trends in both our end markets — smart transportation and digital agriculture.”

“With the Texas market for intersection detection re-normalizing in our first quarter, revenue from the Roadway Sensors segment increased 17.9% year over year, reflecting the strong demand for our family of smart sensors that had been obscured in our prior fiscal year,” continued Mr. Bergera. “Going forward, our Transportation Systems segment will also contribute to enterprise growth as historic levels of prior period bookings convert to revenue and we consolidate the financial results of the recent Albeck Gerken acquisition.”

GAAP Fiscal First Quarter 2020 Financial Results

Total revenue in the first quarter of fiscal 2020 increased 4.4% to $26.6 million, compared with $25.5 million in the same quarter a year ago. This increase was driven primarily by a 17.9% increase in Roadway Sensors. Agriculture and Weather Analytics posted a 0.6% increase year over year, however, the previous year period benefitted from a $0.25 million one time favorable revenue pickup. Transportation Systems posted a 6.3% decrease year over year primarily driven by the year over year change in the value of the VDOT TOC contract.

Operating expenses in the first quarter were relatively consistent with the same quarter a year ago at $12.0 million, compared with $11.8 million.

Operating loss in the first quarter was consistent with the same quarter a year ago at $1.6 million for both periods. Net loss in the first quarter was $1.6 million, or ($0.05) per share for both the first quarter and the same quarter a year ago.

From a balance sheet perspective, cash and short-term investments increased $26.4 million from the start of the fiscal year as a result of $26.8 million in net proceeds from the issuance of 6.2 million shares of common stock in connection with our public offering in June of the current quarter. Excluding these proceeds, our cash and short-term investments balance was relatively flat at $8.7 million when compared to the prior year end balance of $9.0 million. Long-term assets and liabilities increased $13.0 million and $11.7 million, respectively, when compared to prior year end, primarily as a result fo the current period adoption of the new lease accounting standard, ASC 842, which requires the recording of lease related assets and liabilities on our balance sheet.

Non-GAAP Fiscal First Quarter 2020 Financial Results

In addition to results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company has included the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP basic and diluted net loss per share. These non-GAAP financial measures exclude the following items: (a) stock compensation expense; (b) depreciation; (c) amortization; (d) the costs associated with the acquisition of Albeck Gerken; and (e) the estimated tax effect of the foregoing non-GAAP adjustments. A discussion of the company’s use of these non-GAAP financial measures is set forth below in the financial statements portion of this release under the heading “Non-GAAP Financial Measures and Reconciliation”, which also includes a reconciliation of such non-GAAP financial measures to their most comparable GAAP financial measures for the three months ended June 30, 2019 and 2018.

Non-GAAP operating expenses in the first quarter were relatively consistent with the same quarter a year ago at $11.0 million, compared with $10.9 million. Non-GAAP operating loss in the first quarter was approximately $368,000, compared with Non-GAAP operating loss of approximately $540,000 in the same quarter a year ago. Non-GAAP net loss in the first quarter was approximately $381,000, or ($0.01) per share, compared with a Non-GAAP net loss of approximately $538,000, or $(0.02) per share, in the same quarter a year ago.

Earnings Conference Call

Iteris will conduct a conference call today to discuss its fiscal first quarter 2020 results.

Date: Tuesday, August 6, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-353-6461

International dial-in number: +1 334-323-0501

Conference ID: 5582530

To listen to the live or archived webcast of the earnings call or to view the press release, please visit the investor relations section of the Iteris website at www.iteris.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 13, 2019. To access the replay dial information, please click here.

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s anticipated demand and growth opportunities, the impact and success of new solution offerings, the Company’s recent acquisition, our future performance, growth and profitability, operating results, and financial condition and prospects. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state and local government budgetary issues, spending policy changes, constraints and delays; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to secure additional contract awards and successfully complete awarded contracts on a timely and cost-effective basis; the effectiveness of efficiency, cost, and expense reduction efforts; our ability to successfully complete and integrate acquired companies; our ability to specify, develop, complete, introduce, market and gain broad acceptance of our new and existing product and service offerings; risks related to our ability to recruit and/or retain key talent; the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and such competitors’ patent coverage and claims; any softness in the markets that we address, and the impact of general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities, such as import/export tariffs, terrorist activities or armed conflicts in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations
MKR Investor Relations, Inc.
Todd Kehrli

323-468-2300
iti@mkr-group.com

ITERIS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	March 31,
	2019	2019

ASSETS:
Cash	$15,234	$7,071
Short-term investments	20,189	1,935
Trade accounts receivable, net	16,479	16,929
Unbilled accounts receivable	6,755	6,487
Inventories	2,389	2,916
Prepaid expenses and other current assets	1,675	1,367
Total current assets	62,721	36,705

Property and equipment, net	1,883	1,965
Right-of-use assets, net	12,992
Intangible assets, net	3,255	3,286
Goodwill	15,150	15,150
Other assets	954	849
Total assets	$96,955	$57,955

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Trade accounts payable	$8,518	$9,441
Accrued payroll and related expenses	8,023	6,536
Accrued liabilities	3,540	2,370
Deferred revenue	4,491	4,883
Total current liabilities	24,572	23,230
Long-term liabilities	12,361	670
Total liabilities	36,933	23,900
Stockholders’ equity	60,022	34,055
Total liabilities and stockholders’ equity	$96,955	$57,955

ITERIS, INC.

UNAUDITED CONSOLIDATED

STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	June 30,
	2019	2018

Product revenues	$14,517	$11,918
Service revenues	12,090	13,557
Total revenues	26,607	25,475
Cost of product revenues	8,495	6,494
Cost of service revenues	7,705	8,789
Total cost of revenues	16,200	15,283
Gross profit	10,407	10,192
Operating expenses:
Selling, general and administrative	10,068	9,630
Research and development	1,844	2,089
Amortization of intangible assets	66	65
Total operating expenses	11,978	11,784
Operating loss	(1,571)	(1,592)
Non-operating income (expense):
Other income (expense), net	(10)	15
Interest income, net	33	39
Loss from operations before income taxes	(1,548)	(1,538)
Provision for income taxes	(24)	(41)
Net loss	$(1,572)	$(1,579)

Net loss per share - basic and diluted	$(0.05)	$(0.05)

Shares used in basic per share calculations	34,268	33,201
Shares used in diluted per share calculations	34,268	33,201

ITERIS, INC.

UNAUDITED SEGMENT REPORTING DETAILS

(in thousands)

	Roadway Sensors	Transportation Systems	Ag & Weather Analytics	Iteris, Inc.
Three Months Ended June 30, 2019
Product revenues	$12,771	$1,746	$—	$14,517
Service revenues	37	10,613	1,440	12,090
Total revenues	$12,808	$12,359	$1,440	$26,607

Segment operating income (loss)	$2,332	$1,566	$(1,035)	$2,863
Corporate and other income (expense), net				(4,345)
Amortization of intangible assets				(66)
Loss from operations before income taxes				$(1,548)

	Roadway Sensors	Transportation Systems	Ag & Weather Analytics	Iteris, Inc.
Three Months Ended June 30, 2018
Product revenues	$10,801	$1,117	$—	$11,918
Service revenues	59	12,067	1,431	13,557
Total revenues	$10,860	$13,184	$1,431	$25,475

Segment operating income (loss)	$1,833	$1,358	$(1,142)	$2,049
Corporate and other income (expense), net				(3,522)
Amortization of intangible assets				(65)
Loss from operations before income taxes				$(1,538)

ITERIS, INC.

Non-GAAP Financial Measures and Reconciliation

In addition to results presented in accordance with GAAP, the Company has included the following non-GAAP financial measures in this release: non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP net income and non-GAAP basic and diluted earnings per share from continuing operations. These non-GAAP financial measures exclude the following items: (a) stock-based compensation; (b) depreciation; (c) amortization; (d) the costs associated with the acquisition of Albeck Gerken, Inc.; and (e) the estimated tax effect of the foregoing non-GAAP adjustments.

Iteris believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Iteris’ management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in its industry. The company’s management believes that the exclusion of the items described above provides insight into core operating results, the ability to generate cash and underlying business trends affecting performance. Iteris has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance, and as a supplemental means to evaluate ongoing core operations.

Management uses certain non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures and explanatory footnotes are as follows:

a)             Iteris excludes stock-based compensation expenses from its non-GAAP financial measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Iteris believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

b)             Iteris excludes depreciation expenses from its non-GAAP financial measures. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

c)              Iteris incurs amortization of developed technology and purchased intangibles in connection with acquisitions of certain businesses and technologies. Amortization of developed technologies and purchased intangibles is inconsistent in amount and frequency, and is significantly affected by the timing and size of our developments and acquisitions. Management finds it useful to exclude these variable charges from our cost of revenues and operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of developed technologies and purchased intangible assets will recur in future periods.

d)             The amount represents legal, audit, and valuation costs associated with the acquisition of Albeck Gerken. These costs are non-recurring in nature.

e)              The amount represents the estimated income tax effect of the non-GAAP adjustments. The tax effect of non-GAAP adjustments for the first quarters of Fiscal 2020 and Fiscal 2019, were calculated by applying an estimated tax rate of 1% to each specific non-GAAP item, due to the impact of the valuation allowance on our effective tax rate in those years.

Iteris, Inc.

Schedule Reconciling GAAP Net Loss to Non-GAAP Net (Loss) Income

($ in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended
	June 30,
	2019	2018

GAAP net loss	$(1,572)	$(1,579)

GAAP net loss per share - basic and diluted	$(0.05)	$(0.05)

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of revenues:
Amortization (c)	$181	$200

Excluded from operating expenses:
Stock based compensation (a)	$602	$522
Depreciation (b)	198	265
Amortization (c)	66	65
Acquisition costs (d)	156	—
Total excluded from operating expenses	$1,022	$852

Total excluded operating loss	$1,203	$1,052

Income tax effect on non-GAAP adjustments (e)	(12)	(11)
Total excluded from operating loss after income tax effect	$1,191	$1,041

Non-GAAP net (loss) income	$(381)	$(538)

Non-GAAP net (loss) income per share - basic and diluted	$(0.01)	$(0.02)

(a) - (e)  See corresponding footnotes above.

Iteris, Inc.

Schedule Reconciling GAAP Operating (Loss) to Non-GAAP Operating (Loss) Income

($ in thousands)

(unaudited)

	For the Three Months Ended
	June 30,
	2019	2018
GAAP cost of revenues	$16,200	$15,283
Amortization (c)	(181)	(200)
Non-GAAP cost of revenues	$16,381	$15,083

GAAP operating expenses	$11,978	$11,784
Stock based compensation (a)	(602)	(522)
Depreciation (b)	(198)	(265)
Amortization (c)	(66)	(65)
Acquisition costs (d)	(156)	—
Non-GAAP operating expenses	$10,956	$10,932

GAAP operating loss	$(1,571)	$(1,592)
Stock based compensation (a)	602	522
Depreciation (b)	198	265
Amortization (c)	247	265
Acquisition costs (d)	156	—
Non-GAAP operating loss	$(368)	$(540)

(a) - (d)  See corresponding footnotes above.